Exhibit 99.2

NEWS RELEASE	CONTACT:	Jason Korstange (952) 745-2755 www.tcfbank.com

FOR IMMEDIATE RELEASE

200 Lake Street East, Wayzata, MN 55391-1693

TCF Inventory Finance Signs Agreement with BRP

Schaumburg, IL, September 15, 2011 – TCF Inventory Finance, Inc. (“TCFIF”), a subsidiary of TCF National Bank and an indirect subsidiary of TCF Financial Corporation (“TCF”) (NYSE: TCB), announced today an agreement with BRP to provide inventory financing to BRP’s Ski-Doo®, Sea-Doo® and Can-Am® dealers across the United States and Canada.

In addition, TCFIF will be BRP’s preferred provider of inventory financing for its dealers of Evinrude® and Johnson® marine power products.

“We know that wholesale financing is key to the success and growth of our dealer network,” said Yves Leduc, vice-president and general manager of BRP, North America division. “We are pleased to add TCFIF to the list of our key financial suppliers supporting our Canadian and United States dealers. With its wide range of financial services and great customer care, TCFIF will be an excellent partner for them.”

The agreement, which is a multi-year strategic alliance, will enable BRP dealers to stock a wide selection of all BRP products including snowmobiles, watercraft, boats, all-terrain vehicles, side-by-side vehicles, roadsters, and outboard engines.

“We are thrilled to add BRP and its roster of dealers to our customer base,” said Ross Perrelli, President and Chief Executive Officer of TCFIF. “The creation of this long-term North America-wide relationship is proof that our formula of industry experience, exceptional customer service, and a reliable and stable source of capital is a winning one.”

“This opportunity with BRP expands our commitment of providing high-quality inventory financing to the powersports industry and aligns perfectly with TCF’s strategic initiative of continuing the growth of our specialty finance businesses through partnerships with exceptional companies,” said William Cooper, Chairman and Chief Executive Officer of TCF Financial Corporation.

About TCF Inventory Finance, Inc.

TCFIF is a premier inventory finance company offering a full range of inventory financing solutions to manufacturers, distributors and their dealers throughout the United States and Canada in the powersports industry, the lawn and garden industry, the recreational vehicle industry, the marine products industry and the consumer electronics and appliances industry. TCFIF originated approximately $2.5 billion in loans to nearly 9,000 customers in 2010. For more information about TCFIF, please visit www.tcfif.com.

About TCF Financial Corporation

TCFIF is an indirect subsidiary of TCF Financial Corporation, a Wayzata, Minnesota-based national bank holding company with $18.8 billion in total assets. TCF has 439 branches in

Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services. TCF also conducts commercial leasing and equipment finance business in all 50 states. For more information about TCF, please visit www.tcfbank.com.

About BRP

BRP is a world leader in the design, development, manufacturing, distribution and marketing of motorised recreational vehicles, including Ski-Doo and Lynx snowmobiles, Sea-Doo watercraft and boats, Evinrude and Johnson outboard engines, Can-Am all-terrain and side-by-side vehicles and roadsters, as well as Rotax engines.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, such as the sufficiency of our capital, our ability to provide sufficient financing to BRP dealers, and the execution of our business strategy with respect to TCF’s specialty finance business. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including, but not limited to (1) a decline in consumer or business spending affecting BRP’s dealers or other factors that could limit growth of the program; (2) credit losses experienced under the program with BRP; and (3) the factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and updated in our subsequent reports filed with the Securities and Exchange Commission (“SEC”). These reports are available at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

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